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FOR IMMEDIATE RELEASE                                 Contact:    C. Burt Duren
                                                                  Treasurer
                                                      Telephone:  (864) 486-6222
                                                      Email:      bduren@oneprice.com
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        One Price Clothing Stores to Strengthen Focus on Core Business,
     Cut $6.5 million in Costs; Taking $2.2 Million Restructuring Charge

DUNCAN, SC, January 20 -- One Price Clothing Stores, Inc. (NASDAQ:ONPR) today announced several initiatives designed to return the Company to profitability, including the closing of approximately 75 low-volume, underperforming stores and the elimination of 300 positions in its chain wide workforce of 5,300.

Approximately   eighty-five  percent  of  the  positions  being  eliminated  are attributable to store closings. Whenever possible, employees affected will be given an opportunity to transfer to other stores or positions.

The Company expects future annualized cost savings of $6.5 million from these actions and will take a one-time charge to earnings of approximately $2.2 million in the fiscal year ending January 31, 1998. A majority of the charge relates to the noncash write-off of assets in the stores to be closed. The remainder of the charge relates to severance and outplacement benefits and other expenses expected to be incurred under the plan.

"These actions are painful but necessary steps to returning One Price to a leading position in the off-price apparel sector," said Larry I. Kelley, President and Chief Executive Officer. "We have the right strategy. We need to improve execution and communicate better to our customers our goal of providing the very best value in all merchandise categories offered. In 1998, we are committed to making sure the price-value appeal of our merchandise is compelling to our core customers."

Kelley pointed out that increasing the portion of merchandise priced at $7 is a key element of the plan. "Over the past year, the chain confused customers by introducing items at too many price points. We will address the pricing confusion by returning to our roots with a predominant apparel presentation priced at $7," Kelley said. "At the same time, we will limit our outstanding Expanded Price Point items to that merchandise which we have determined is clearly desired by our customers and could not be offered for $7."

The Company said all of the affected stores will be closed by the end of the 1998 fiscal year, with 29 expected before the end of this month. One Price has previously announced its plans to limit new store openings in the first half of fiscal 1998 to six stores.

Final results for the fourth quarter and fiscal year ending January 31, 1998 will be reported during the week ending March 27,1998.

One Price offers first quality, in-season women's and children's apparel and accessories. The company operates 688 stores in 27 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release may be forward looking in nature, or "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including references to the expected results of the Company's cost-reduction initiatives. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on various important factors which may be beyond the Company's control, including future sales. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission. Any forward-looking statements should be evaluated in light of these important risk factors. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.